Notice of Guaranteed Delivery

For Tender of Shares of Common Stock
(Including the Associated Rights to Purchase
Series A Junior Participating Preferred Stock)
of
MEDAREX, INC.
at
$16.00 NET PER SHARE
Pursuant to the Offer to Purchase dated July 28, 2009
by
PUMA ACQUISITION CORPORATION
a wholly owned subsidiary of
BRISTOL-MYERS SQUIBB COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, AUGUST 24, 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, including all rights to purchase Series A Junior Participating Preferred Stock issued pursuant to the Rights Agreement dated as of May 23, 2001, between Medarex, Inc. and Continental Stock Transfer & Trust Company, as amended from time to time (the “Shares”), of Medarex, Inc., a New Jersey corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Mellon Investor Services LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

The Depositary for the Tender Offer is:
Mellon Investor Services LLC

By Mail:	By Facsimile Transmission: (Eligible Institutions Only)	By Hand/Overnight Delivery:

Mellon Investor Services LLC Attn: Corporate Action Dept. 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	(201) 680-4626 Confirm Facsimile Receipt by Telephone: (201) 680-4860	Mellon Investor Services LLC Attn: Corporate Action Dept. 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Puma Acquisition Corporation, a New Jersey corporation and a wholly owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 28, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, including all rights to purchase Series A Junior Participating Preferred Stock issued pursuant to the Rights Agreement dated as of May 23, 2001, between the Company and Continental Stock Transfer & Trust Company, as amended from time to time (the “Shares”), of Medarex, Inc., a New Jersey corporation, specified below, pursuant to the guaranteed delivery procedure set forth in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

Number of Shares and Certificate No.(s) (if available):	Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)
☐ Check here if Shares will be tendered by book entry transfer.	Area Code and Tel. No.:
(Daytime telephone number)
DTC Account Number:	Signature(s):
Dated: , 2009

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date hereof.

Name of Firm:

(Authorized Signature)
Address:		Name:

(Please type or print)
Title:

(Zip Code)

Area Code and Tel. No.:		Date:

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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